UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 20, 2018

PROTHENA CORPORATION PUBLIC LIMITED COMPANY
(Exact name of registrant as specified in its charter)

Ireland	001-35676	98-1111119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
Adelphi Plaza
Upper George’s Street, Dún Laoghaire
Co. Dublin, A96 T927, Ireland
011-353-1-236-2500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02    Termination of a Material Definitive Agreement.

On July 20, 2018, Prothena Biosciences Limited, a wholly-owned subsidiary of Prothena Corporation plc (together with its subsidiaries, “Prothena”), and Rentschler Biopharma SE entered into a Termination and Release Agreement to the Commercial Supply Contract (the “Termination Agreement”). The Commercial Supply Contract (the “Supply Contract”) was entered into on November 9, 2016 by and between Prothena Therapeutics Limited, which subsequently merged into Prothena Biosciences Limited, and Rentschler Biotechnologie GmbH, predecessor to Rentschler Biopharma SE (together with its predecessor, “Rentschler”).

Under the Supply Contract, Rentschler agreed to manufacture and supply bulk drug substance of NEOD001, Prothena’s investigational monoclonal antibody for the potential treatment of AL amyloidosis, to Prothena for worldwide commercial sale purposes if Prothena applied for and received regulatory approval to market NEOD001. Because Prothena has discontinued development of NEOD001, it has elected to terminate the Supply Contract.

Prothena had previously placed binding purchase orders with Rentschler in order to meet specified lead times in the event Prothena applied for regulatory approval to market NEOD001. Under the terms of the Supply Contract, Prothena is obligated to pay cancellation fees for those now cancelled purchase orders, unless Rentschler is able to utilize for another customer the manufacturing slots reserved for such cancelled orders (which Rentschler is obligated to use commercially reasonable efforts to do).

If not so utilized by another Rentschler customer, Prothena would be obligated to pay to Rentschler a cancellation fee of up to €7.8 million at such time that the manufacturing slots reserved by Prothena would have been utilized by Prothena. Under the terms of the Termination Agreement, Prothena and Rentschler have agreed that Prothena will pay a cancellation fee of €4.1 million within 15 days of receipt of an invoice from Rentschler, in full and final settlement of any and all payments owed by Prothena under the Supply Contract.

The foregoing description of the material terms of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the Termination Agreement, which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending September 30, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2018	PROTHENA CORPORATION PLC

	By:	/s/ Tran B. Nguyen
	Name:	Tran B. Nguyen
	Title:	Chief Operating Officer and Chief Financial Officer